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                                                                   EXHIBIT 10.14

Addendum to Business Loan Agreement (Asset Based) between Registrant and KeyBank National Association dated June 1, 2004 [revolver]

ADDENDUM TO BUSINESS LOAN AGREEMENT (ASSET BASED)
DATED JUNE 1, 2004
BETWEEN
KAHIKI FOODS, INC. AND KEYBANK NATIONAL ASSOCIATION

The Business Loan Agreement (the "Agreement") between Kahiki Foods, Inc. ("Borrower") and KEYBANK National Association ("Lender") dated June 1, 2004 (the "Agreement") is hereby amended and supplemented as follows:

Section 1. The section of the Agreement entitled "DEFINITIONS" is hereby amended by adding the following definitions thereto:

     "Affiliate" means any Person controlling or under common control with another Person, any officer or director of a Person, and any Person owning, beneficially or of record, or controlling with power to vote in excess of five percent of the outstanding shares of equity securities of a Person or securities convertible into in excess of five percent of the outstanding shares (giving effect to such conversion) of the equity securities of a Person.

     "Borrowing Base" means the lesser of $2,500,000 or the sum of (i) the Net Value of Eligible Accounts plus (ii) the Net Value of Eligible Inventory.

     "Borrowing Base Certificate" means the certificate delivered by the Borrower to the Bank showing the Borrowing Base, submitted within twenty (20) days of each month-end.

     "Customer" means any Person who is obligated as an Account debtor or other obligor on, under, or in connection with any Account.

     "Defaulted Account" means an Account that the Customer has not satisfied in full on or before the 90th day after the date an invoice is issued.

     "Eligible Account" means each Account of the Borrower which, at the time of determination, meets all the following qualifications: (a) the Borrower has lawful and absolute title to such Account, subject only to the Security Interest of the Bank given by the Agreement; such Security Interest constitutes a perfected Security Interest in the Account prior to the rights of any other Person and such Account is not subject to any other Security Interest whatsoever; (b) the Borrower has the full unqualified right to grant a Security Interest in such Account to the Bank as security and collateral for the Indebtedness; (c) the Account is evidenced by an invoice issued to the proper Customer and is not evidenced by any instrument or chattel paper; (d) the Account arose from the sale of goods by the Borrower in the ordinary course of business, which goods have been shipped or delivered to the Customer under such Account; and such sale was an absolute sale and not on consignment, approval or a sale-and-return basis; (e) no notice of the bankruptcy, receivership, reorganization, insolvency, or financial embarrassment of the Customer has been received by the Borrower; (f) the Account is a valid, legally enforceable obligation of the Customer, and is not subject to any dispute, offset, counterclaim, or other defense on the part of such Customer other than an offset for promotion, slotting or similar standard business reason that is reflected in the net amount of the Account; (g) it is not a Defaulted Account; (h) the terms of the Account require payment no more than 90 days from the date an invoice is

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issued; (i) the Customer on the Account is not (1) the United States of America
or any foreign government, or any department, agency or instrumentality thereof (unless the Borrower and the Bank shall have fully complied with the Assignment of Claims Act of 1940, as amended, or any other applicable law governing government Accounts, with respect to such Account), (2) the Borrower, or any Affiliate, or (3) located outside the United States or Canada, unless the sale is secured by a letter of credit on which the Bank is the sole beneficiary and the form, substance and issuer of which are acceptable to the Bank; (j) the Borrower is not indebted to the Customer on the Account (or any affiliate of such Customer) for any goods provided or services rendered to the Borrower; (k) the Account is not owing by any Customer with 50% or more of the value of its outstanding Accounts not qualifying as Eligible Accounts; (l) the Account is denominated and payable only in United States dollars in the United States; and
(m) the Bank, acting in its reasonable discretion, has not notified the Borrower the Account may not be considered as an Eligible Account.

     "Eligible Inventory" means Inventory of the Borrower which, at the time of determination, meets all the following qualifications: (a) the Inventory is finished goods or raw materials; (b) the Borrower has lawful and absolute title to the Inventory, subject only to the Security Interest of the Bank given by the Agreement; such Security Interest constitutes a perfected Security Interest in the Inventory prior to the rights of any other Person and the Inventory is not subject to any other Security Interest whatsoever; (c) the Borrower has the full unqualified right to grant a Security Interest in the Inventory to the Bank as security and collateral for the Indebtedness; (d) the Inventory is not obsolete, unsaleable, damaged or unfit for further processing; (e) the Inventory is located at the Collateral Locations listed on the Collateral Locations Exhibit attached hereto; (f) the Inventory is not Inventory that is (i) consigned to a third party, (ii) in transit or (iii) in the possession of a third party in any manner; and (g) the Bank, acting in its sole discretion, has not notified the Borrower the Inventory may not be considered as Eligible Inventory.

     "Inventory" means all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of the Borrower or used in connection with the manufacturing, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all goods, merchandise and other personal property wherever located, to be furnished by the Borrower under any contract or contract for service or held for sale or Lease, whether now owned or hereafter acquired, and all documents of title or other documents representing the foregoing.

     "Net Value of Eligible Accounts" means 85% of the lower of the book value or collectible value of Eligible Accounts, as reflected on the Borrower's records in accordance with GAAP, net of all credits, discounts, and allowances (including all unissued credits in the form of a competitive allowance or otherwise).

     "net Value of Eligible Inventory" means (a) until September 30, 2004, 60% of the lower of book value or prevailing market value of Eligible Inventory, as reflected on the Borrower's records in accordance with GAAP and (b) thereafter, 40% of the lower of book value or prevailing market value of Eligible Inventory, as reflected on the Borrower's records in accordance with GAAP.

     The definitions set forth herein shall prevail for any term that is defined both herein and in the Agreement, and the corresponding definition in the Agreement shall be deleted.

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Section 2. The subsection of the Agreement titled "Continuity of Operations"
under the heading entitled "NEGATIVE COVENANTS" is hereby amended by deleting condition 3 that relates to a restriction on the payment of dividends.

Section 3. Under the section of the Agreement entitled "DEFAULT":

     3.1 The subparagraph entitled "Defaults in Favor of Third Parties" shall have the following language added to the end thereof: "provided, however, that no Default shall exist if the Borrower (x) disputes the Default in good faith and (y) and is diligently pursuing action to resolve the alleged Default."

     3.2 The subparagraph entitled "Change in Ownership" shall be deleted in its entirety and replaced with a subparagraph entitled "Change in Executive Management" that reads: "the failure of (a) Michael Tsao to serve as President of Borrower or (b) Julie Fratianne to serve as Chief Financial Officer of Borrower.

     3.3 The subparagraph entitled "Adverse Change" shall be amended and restated in its entirety as follows: "A material adverse change occurs in Borrower's financial condition, or Lender believes in good faith that the prospect of payment or performance of the Loan is impaired."

     3.4 The subparagraph entitled "Insecurity" shall be deleted.

Section 4. Under the section of the Agreement entitled "MISCELLANEOUS PROVISIONS", the subparagraph entitled "Attorneys' Fees; Expenses" shall be amended by adding the following sentence to the end thereof: "All such fees, costs and expenses to be paid by Borrower must be reasonable as judged by normal commercial standards."

IN WITNESS WHEREOF, Borrower and Lender have each executed this Addendum To Business Loan Agreement (Asset Based) at Columbus, Ohio as of the 1st day of June, 2004.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

KAHIKI FOODS, INC.


By: /s/ Michael Tsao
    ---------------------------------
Name: Michael Tsao, President


KEYBANK NATIONAL ASSOCIATION


By: /s/ Mary L. Patton
    ---------------------------------
Name: Mary L. Patton
Its: Vice President